                                                               Exhibit (m)(2)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS A SHARES


                                              MAXIMUM COMBINED SERVICE AND
                                                    DISTRIBUTION FEES
                                              ----------------------------
FUND                                               (as a percentage of
----                                            average daily net assets)
ING Disciplined International SmallCap Fund               0.25%
ING Diversified International Fund                        0.25%
ING Emerging Countries Fund                               0.35%
ING Emerging Markets Fixed Income Fund                    0.25%
ING Foreign Fund                                          0.25%
ING Global Bond Fund                                      0.25%
ING Global Equity Dividend Fund                           0.25%
ING Global Value Choice Fund                              0.35%
ING Greater China Fund                                    0.25%
ING Index Plus International Equity Fund                  0.25%
ING International Capital Appreciation Fund               0.25%
ING International Equity Dividend Fund                    0.25%
ING International Real Estate Fund                        0.25%
ING International SmallCap Fund                           0.35%
ING International Value Choice Fund                       0.25%
ING International Value Opportunities Fund                0.25%

Effective Date: May 16, 2007